Exhibit 99.2
MORGANS HOTEL GROUP ANNOUNCES ADDITIONAL $25 MILLION
STOCK REPURCHASE PROGRAM
New York, NY — December 10, 2007 — Morgans Hotel Group Co. (NASDAQ: MHGC) (“MHG”) today announced that after the recent completion of its $50 million stock repurchase program, announced in December 2006, the Company’s Board of Directors has authorized an additional repurchase of up to $25 million of MHG common stock, or approximately 4% of its outstanding shares based on the current market price.
“We have had a record year, both in terms of financial performance and achieving our strategic goals,” said Fred J. Kleisner, President and Chief Executive Officer. “This additional repurchase program reflects our Board of Directors’ continued confidence in MHG and its prospects, and demonstrates the Company’s commitment to enhancing shareholder value. We believe MHG is well-positioned to capitalize on its market leadership to deliver continued growth and profitability.”
Stock repurchases under this program will be made from time to time through the open market or in privately negotiated transactions. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities. The stock repurchase program may be suspended or terminated at any time without prior notice, and will expire on December 10, 2008.
Under the Company’s earlier $50 million stock repurchase program, MHG repurchased 2.8 million shares, including 1.2 million shares at an average price of $18.29 in the fourth quarter of 2007.
About Morgans Hotel Group
Morgans Hotel Group Co. (NASDAQ: MHGC), which is widely credited with establishing and developing the rapidly expanding boutique hotel sector, operates and owns, or has an ownership interest in, Morgans, Royalton and Hudson in New York, Delano and The Shore Club in Miami, Mondrian in Los Angeles and Scottsdale, Clift in San Francisco, and Sanderson and St Martins Lane in London. In February 2007, MHG and an equity partner acquired the Hard Rock Hotel & Casino in Las Vegas and related assets. MHG has other property transactions in various stages of completion including projects in Miami Beach, Florida, Chicago, Illinois, SoHo, New York and Las Vegas, Nevada, and continues to vigorously pursue its strategy of developing unique properties at various price points in international gateway cities and select resort destinations. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements
Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, risks related to obtaining financing on favorable terms, if at all, construction delays, complications in obtaining necessary zoning, occupancy and other governmental permits and cost overruns; downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; risks associated with the acquisition, development and integration of properties; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; the impact of any material litigation; the loss of key members of our senior management; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in MHG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other documents filed by MHG with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and MHG assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.
Contacts
Eric Brielmann / Andi Salas
Joele Frank, Wilkinson Brimmer Katcher
212.355.4449